                                                                     EXHIBIT 2.1


                         SECURITIES PURCHASE AGREEMENT

                                    BETWEEN

                               AURORA FOODS INC.

                                      AND

              THE PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO

                        Dated as of September 20, 2000

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

          SECURITIES PURCHASE AGREEMENT dated as of September 20, 2000 (this "Agreement"), by and between Aurora Foods Inc., a Delaware corporation (the "Company"), each of the purchasers set forth on Schedule A attached hereto (each a "Purchaser" and collectively "Purchasers").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Company proposes, subject to the terms and conditions set forth herein, to issue and sell to Purchasers 3,750,000 shares of its authorized by unissued 8% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock");

          WHEREAS, Purchasers desire, subject to the terms and conditions set forth herein, to purchase such Series A Preferred Stock from the Company; and

          WHEREAS, the parties intend that the proceeds of the sale of the Series A Preferred Stock be used for working capital and other corporate purposes of the Company;

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          (a) As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Amendment" shall mean the Amendment to the Securityholders Agreement, to be dated as of the Closing Date, to be entered into by and between the Company and the parties named therein, in the form attached hereto as Exhibit A.

          "Applicable Law" means (a) any United States federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental

Authority and (b) any rule or listing requirement of any applicable national stock exchange or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

          "Business Day" means any day other than a Saturday, a Sunday, or a day when banks in The City of New York are authorized by Applicable Law to be closed.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares of corporate stock and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

          "Certificate of Designation" means the Certificate of Designation of the Powers, Preferences and Other Special Rights and Qualifications thereof relating to the Series A Preferred Stock, in the form attached hereto as Exhibit B.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Commission" means the United States Securities and Exchange
Commission.

          "Commission Filings" means all reports, registration statements and other filings filed by the Company with the Commission (and all notes, exhibits and schedules thereto and all documents incorporated by reference therein) on and after April 14, 2000.

          "Common Stock" has the meaning specified in Section 3.2 hereof.

          "Company Disclosure Schedule" shall mean the Company disclosure schedule delivered by the Company concurrently with the date hereof.

          "Consent Solicitation Statement" means the Company's confidential consent solicitation statement dated August 31, 2000.

          "Contract" means any material contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, instrument, or other agreement or arrangement (whether written or oral).

          "Conversion Shares" means the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock in accordance with the terms of the Certificate of Designation.

          "Credit Agreement" means the Fifth Amended and Restated Credit Agreement, dated as of November 1, 1999, by and among the Company, the financial institutions listed on the signature pages thereof, The Chase Manhattan Bank, as administrative agent, National Westminster Bank plc, as syndication agent, and UBS AG, Stamford Branch, as documentation agent, as amended.

          "Effective Date" means the date upon which the following events shall have occurred pursuant to and as described in the Consent Solicitation
Statement: (i) the Company has received consents from the Noteholders of at least a majority of the aggregate principal amount of its Notes under each Indenture to the proposed amendments to certain provisions of the Indentures and the proposed waiver of certain defaults under such Indentures and (ii) the Company has entered into the Supplemental Indentures.

          "Equity Documents" means this Agreement, the Certificate of Designation, and the Securityholders Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "GAAP" means United States generally accepted accounting principles, consistently applied.

          "Governmental Authority" means (i) any foreign, Federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

          "Indentures" means each of (i) the Indenture dated July 1, 1998, as amended to the 8-3/4% senior subordinated notes of the Company, (ii) the Indenture dated February 10, 1997, as amended to the 9-7/8% senior subordinated notes of the Company and (iii) the Indenture dated July 1, 1997, as amended to the 9-7/8% senior subordinated notes of the Company.

          "Initial Conversion Price" shall mean the Conversion Price as determined pursuant to the Certificate of Designation.

          "Lien" means any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind.

          "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, operations, results of operations or prospects of the Company.

          "Notes" mean each of the (i) the 8-3/4% senior subordinated notes of the Company due 2008 issued pursuant to the indenture dated July 1, 1998, as amended (ii) the 9-7/8% senior subordinated notes of the Company due 2007 issued pursuant to the indenture dated February 10, 1997, as amended and (iii) the 9-7/8% senior subordinated notes of the Company due 2007 issued pursuant to the indenture dated July 1, 1997, as amended.

          "Permitted Transferee" means, with respect to any Purchaser, or any Permitted Transferee of such Purchaser, any Purchaser Affiliate or an Affiliate of such holder or any successor in interest of any of them, whether by merger, consolidation, dissolution, liquidation, or otherwise, provided, however, that each Permitted Transferee must agree in writing pursuant to a Permitted Transferee Agreement, in accordance with the provisions of Section 6.2, to be bound by the terms, and subject to the conditions, of this Agreement to the same extent, and in the same manner, as such Purchaser prior to the transfer of any Shares to such Permitted Transferee; and provided, further, that the transfer of Shares from such Purchaser to such Permitted Transferee is in compliance with all applicable securities laws.

          "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

          "Plan" means any pension plan, as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company, a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Purchaser Affiliate" means with respect to any Purchaser, (a) any direct or indirect holder of any equity interests or securities in such Purchaser (whether limited or general partners, members, stockholders or otherwise), (b) any Affiliate of such Purchaser, (c) any director, officer, employee, representative or agent of (i) such Purchaser, (ii) any Affiliate of such Purchaser, including the management company related to such Purchaser or
(iii) any holder of equity interests or securities referred to in clause (a) above or (d) any person who is a "control person" of such Purchaser, as defined under Section 15 of the Securities Act or Section 20 of the Exchange Act.

          "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of April 19, 2000, by and among the Company and the Chase Manhattan Bank.

          "Registrable Securities" shall have the meaning set forth in the Stockholders Agreement.

          "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

          "Series A Preferred Stock" has the meaning set forth in the first recital to this Agreement. The Series A Preferred Stock has the designation, powers, preferences and rights, and qualifications, limitations and restrictions thereof set forth in the Certificate of Designation.

          "Securityholders Agreement" means the Securityholders Agreement attached hereto as Exhibit C, dated as of April 18, 1998, by and between the Company and the parties named therein, as amended, modified, or supplemental from time to time.

          "subsidiary" means, with respect to any Person (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership or (iii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

          "Subsidiary" means a subsidiary of the Company.

          "Supplemental Indentures" means the supplemental indentures entered into pursuant to and as described in the Consent Solicitation Statement on or before the Closing Date between the Company and the parties to the Indentures.

          "Transactions" means the transactions contemplated by this Agreement, the Equity Documents, and the Consent Solicitation Statement.

          (b) As used in this Agreement, the following terms shall have the meanings given thereto in the Sections set forth opposite such terms:

Term                                                       Section
----                                                       --------
     Agreement                                             Preamble
     Closing                                               2.2
     Closing Date                                          2.2
     Common Stock                                          3.2
     Company                                               Preamble
     DGCL                                                  3.2(c)
     Governmental Licenses                                 3.9
     Indemnified Party                                     8.1(c)
     indemnified person                                    8.1(b)
     Indemnifying Party                                    8.1(c)
     Information                                           3.8
     Issuance                                              2.1
     Losses                                                8.1(b)
     Notices                                               8.2
     Permitted Transferee Agreement                        6.2
     Purchaser or Purchasers                               Preamble
     Shares of Series A Preferred Stock                    First Recital
     Share Transfer                                        6.2

                                  ARTICLE II

                               SALE AND PURCHASE
                               -----------------

          SECTION 2.1. Agreement to Sell and to Purchase; Purchase Price. On the Closing Date, and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of shares of Series A Preferred Stock set forth opposite such Purchaser's name on Schedule A attached hereto (the "Issuance"), at a price of $4.00 per share and for the aggregate purchase price set forth opposite such Purchaser's name on Schedule A attached hereto.

          SECTION 2.2. Closing. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the purchase and sale of the shares of Series A Preferred Stock hereunder (the "Closing") shall take place at 10:00 a.m. at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York, on the date the conditions set forth in Article VII have been satisfied or on such other date as the parties shall mutually agree upon (the "Closing Date").

          At the Closing:

          (a)  each Purchaser shall deliver:

          (i) against delivery of certificates representing the shares of Series A Preferred Stock being purchased by such Purchaser pursuant to
     Section 2.1, an amount equal to the aggregate purchase price of such shares of Series A Preferred Stock as set forth on Schedule A attached hereto via wire transfer of immediately available funds to such bank account as the Company shall designate not later than one Business Days prior to the Closing Date; and

          (ii) a copy of the Amendment executed by the parties named therein.

          (b) The Company shall deliver to Purchasers:

          (i) against payment of the purchase price therefor as set forth opposite such Purchaser's name on Schedule A attached hereto, a certificate or certificates representing the shares of Series A Preferred Stock being purchased by such Purchaser pursuant to Section 2.1, which shall be in definitive form and registered in the name of such Purchaser or its nominee or designee and in a single certificate or in such other denominations as such Purchaser shall request not later than two Business Days prior to the Closing Date;

          (ii) an opinion of counsel to the Company, dated the Closing Date, covering such matters as are customarily covered by such opinions, in form and substance acceptable to Purchasers;

          (iii)  an officer's certificate of the Company as contemplated by
     Section 7.2(e);

          (iv) a certificate of the secretary of the Company setting forth (A) a copy of the Certificate of Incorporation of the Company and all amendments thereto (including, without limitation, the Certificate of Designation) as of a date no more than five days prior to the Closing Date, all certified by the Secretary of State of the State of Delaware, (B) a copy of the by-laws of the Company, as in effect on the Closing Date, (C) copies of all resolutions of the Company authorizing the Transactions; and (D) an incumbency certificate setting forth the name, title and authorized signature of each officer of the Company who will execute documents in connection with the transaction contemplated hereby.

          (v) a long-form good standing certificate of the Company issued by the Secretary of State of the State of Delaware.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

                                OF THE COMPANY
                                --------------

          The Company hereby represents and warrants to each Purchaser on and as of the Closing Date as follows:

          SECTION 3.1. Organization and Good Standing. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing in its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except for any such failures to so qualify or be in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 3.2. Capital Stock. (a) As of September 1, 2000, the authorized Capital Stock of the Company consists solely of (i) 250,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), of which 67,114,531 shares are issued and outstanding, and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share, of which, prior to the issuance of the shares of Series A Preferred Stock on the Closing Date as contemplated by this Agreement, no shares have been designated and no shares are issued or outstanding. Each share of Capital Stock of the Company that will be issued and outstanding immediately following the Closing, including without limitation the shares of Series A Preferred Stock, will be duly authorized and validly issued and fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

          (b) The Conversion Shares have been duly authorized and validly reserved for issuance in contemplation of the conversion of the Series A Preferred Stock and, when issued and delivered in accordance with the terms of the Certificate of Designation, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

          (c) The holders of the Series A Preferred Stock will, upon issuance thereof, have the rights set forth in the Certificate of Designation (subject to the limitations and qualifications set forth therein and under the General Corporation Law of the State of Delaware (the "DGCL")).

          SECTION 3.3. Authorization; Enforceability. The Company has all necessary power and authority to execute, deliver and perform its obligations under each of the Equity Documents, and has taken all action necessary to authorize the execution, delivery and performance by it of each of such Equity Documents and to consummate the Issuance. No other corporate or stockholder proceeding on the part of the Company is necessary for such authorization, execution, delivery and consummation. The Company has duly executed and delivered this Agreement and, at the Closing, the Company will have duly executed and delivered each of the other Equity Documents to be executed and delivered at or prior to Closing. This Agreement and each of the other Equity Documents, when executed and delivered by the Company, will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the respective terms and provisions hereof and thereof, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding brought in equity or at law).

          SECTION 3.4. No Violation; Consents. (a) The execution, delivery and performance by the Company of each of the Equity Documents and the consummation by the Company of the Issuance and the Conversion Shares do not and will not contravene any Applicable Law. Except for the existing rights of parties to the Securityholders Agreement and any rights or obligations provided to holders of Notes pursuant to the consent solicitation in respect thereof, the execution, delivery and performance by the Company and its Subsidiaries of each of the Equity Documents and the consummation of the Issuance and the Conversion Shares (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of its assets is subject, or
(B) result in the creation or imposition of any Lien upon any of the assets of the Company or any of its Subsidiaries and (ii) will not conflict with or violate any provision of the certificate of incorporation or by-laws or other governing documents of the Company or any of its Subsidiaries.

          (b) Except for (i) applicable filings, if any, required by applicable federal and state securities laws and (ii) filing of the Certificate of Designation with the Secretary of State of the State of Delaware, in each case, which shall be made (to the extent required) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement or the consummation by the Company of the Issuance and the Conversion Shares, or for the execution, delivery and performance by the Company of the Equity Documents.

          SECTION 3.5. Commission Filings; Financial Statements. (a) Except for amendments required to Exchange Act filings as a result of the restatements of the Company's financial statements described in the Company's financial statements described in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1999, the Company has timely filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the Commission under the Securities Act and the Exchange Act.
The Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1999, as amended as a result of the restatements of the Company's financial statements described in the Company's financial statements thereto, and all Commission Filings filed thereafter have complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the historical consolidated financial statements of the Company (including any related notes or schedules) included in the Commission Filings filed on or after April 14, 2000 was prepared in accordance with GAAP (except as may be disclosed therein), and complied in all material respects with the rules and regulations of the Commission. Such financial statements fairly present the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments). Except as set forth or reflected in the Commission Filings filed on or after April 14, 2000 and prior to the date hereof, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that individually or in the aggregate would be expected to have a Material Adverse Effect.

          SECTION 3.6. No Material Adverse Changes. There shall not have occurred any material change in the capital stock or long-term debt of the Company or any material adverse change or any development concerning a prospective adverse change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, other than as has been previously disclosed.

          SECTION 3.7. Private Offering. The offer and sale of the shares of Series Preferred Stock is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company, nor anyone acting on behalf of it, has offered or sold or will offer or sell any shares of Series A Preferred Stock, or has taken or will take any other action (including, without limitation, any offering of any securities of the Company under circumstances that would require, under the Securities Act, the integration of such offering with the offering and sale of the shares of Series A Preferred Stock), which would subject the Issuance to the registration provisions of the Securities Act.

          SECTION 3.8. Litigation. Except as previously disclosed to the Purchasers or their representatives, there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Company any investigation by) any Governmental Authority, pending, or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, or any of its properties or rights which could have a Material Adverse Effect or would be reasonably likely to prevent or materially delay consummation of the Transactions. There are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of the Company, threatened, seeking to prevent or challenging the Transactions. Except as previously disclosed to the Purchasers or their representatives, the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which could have a material adverse effect on the ability of the Company or any of its Subsidiaries to conduct its business as presently conducted or contemplated to be conducted or would be reasonably likely to prevent or materially delay consummation of the Transactions.

          SECTION 3.9. Permits and Licenses. The Company and its Subsidiaries have obtained all governmental permits, licenses, franchises and authorizations required for the Company and its Subsidiaries to conduct their respective businesses as currently conducted (collectively, "Governmental Licenses"), except for those of which the failure to obtain would not have a Material Adverse Effect or prevent or materially delay the consummation of the Transactions; the Company, except where the failure to so comply would not, singly or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation of the Transactions, is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to (i) have a Material Adverse Effect, or (ii) prevent or materially delay the consummation of the Transactions; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation of the Transactions. There exists no reason or cause that could justify the variation, suspension, cancellation or termination of any such Governmental Licenses held by the Company or any of its Subsidiaries with respect to the current or contemplated operation of their respective businesses, which variation, suspension, cancellation or termination could reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation of the Transactions.

          SECTION 3.10. Title to Assets. The Company and each of its Subsidiaries has good, valid and marketable title to (i) all of its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of June 30, 2000, except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as of June 30, 2000 which have been sold or otherwise disposed of in the ordinary course of business after such date or pursuant to the Receivables Purchase Agreement, and
(ii) all the tangible properties and assets purchased by the Company and any of its Subsidiaries since June 30, 2000, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business or pursuant to the Accounts Receivable Facility; and provided further that the Company has granted a Lien on all of its assets to the senior lenders under the Credit Agreement.

          SECTION 3.11. Investment Company. The Company is not an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          SECTION 3.12. State Takeover Statutes. The Company has elected in its Certificate of Incorporation to not be subject to the provisions of
Section 203 of the DGCL, such election is in effect on the Closing Date and such election renders inapplicable to this Agreement and the Equity Documents the provision of Section 203 of the DGCL.

          SECTION 3.13. Intellectual Property, etc. Each of the Company and each of its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, technology copyrights, licenses, franchises and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, and has in full force and effect all accreditations and certifications, reasonably necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect.

          SECTION 3.14. Compliance with Statutes, etc. Except as disclosed in the Consent Solicitation Statement, each of the Company and each of its Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.15. Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or threatened against the Company or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

          SECTION 3.16. Tax Returns and Payments. Each of the Company and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Company and its Subsidiaries in accordance with generally accepted accounting principles. Each of the Company and each of its Subsidiaries has at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Company) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          SECTION 3.17. No Default. Upon receipt of the consents referred to in Section 7.1(d) and Section 7.2(d), neither the Company nor any of its Subsidiaries is in default under any other material debt agreements, including but not limited to the Indentures and the Credit Agreement.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

                               OF EACH PURCHASER
                               -----------------

          Each Purchaser hereby severally, and not jointly, represents and warrants to the Company, as to itself and as to no other person, as of the date hereof and as of the Closing Date as follows:

          SECTION 4.1. Investment Intent. The Purchaser is (i) an "accredited investor" as defined in Regulation D of the Securities Act and (ii) acquiring the Purchased Securities to be purchased by it pursuant to Section 2 hereof for investment and not with a view to the distribution thereof.

          SECTION 4.2. Authorization. This Agreement and the Equity Documents to which the Purchaser is a party have been executed by such Purchaser or by a duly authorized Person on its behalf with full power and authority and, in the case of non-individual Purchasers, the execution, delivery and performance hereof and thereof have been duly authorized by all necessary corporate proceedings.

          SECTION 4.3. Enforceability. Each of the Purchasers hereby represents that the execution and delivery by it of this Agreement and each of the Equity Documents to which it is a party will result in legally binding obligations enforceable against it in accordance with the respective terms and provisions hereof and thereof.

          SECTION 4.4.  Private Placement.  (a)  Such Purchaser understands that
(i) the offering and sale of the shares of Series A Preferred Stock in the Issuance by the Company is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D thereof and (ii) there is no existing public or other market for the shares of Series A Preferred Stock.

          (b) Such Purchaser (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the shares of Series A Preferred Stock and is capable of bearing the economic risks of such investment.

          (c) Such Purchaser is acquiring the shares of Series A Preferred Stock to be acquired hereunder (and will acquire the Conversion Shares) for its own account, for investment and not with a view to the public resale or distribution thereof, in violation of any securities law.

          (d) Such Purchaser understands that the shares of Series A Preferred Stock will be issued in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

          (e) Such Purchaser (A) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the shares of Series A Preferred Stock and that it has requested from the Company, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the shares of Series A Preferred Stock indefinitely and (y) a total loss in respect of such investment, has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the shares of Series A Preferred Stock and to protect its own interest in connection with such investment; it being understood that nothing set forth in this

Section 4.4(e) shall affect the representations, warranties or other obligations of the Company, or the rights and remedies of such Purchaser, under this Agreement in any way whatsoever.

                                   ARTICLE V


    COVENANTS APPLICABLE TO THE COMPANY WHILE THE SERIES A PREFERRED STOCK
           AND/OR REGISTRABLE SECURITIES ARE HELD BY THE PURCHASERS

          The Company covenants that, while any of the Series A Preferred Sock (or any shares of Common Stock into which the Series A Preferred Stock are convertible) are held by the Purchasers or any assignee thereof, the Company will comply with the following provisions:

          SECTION 5.1.  Reservation of Shares.  The Company shall:

          (i) cause to be authorized and reserve and keep available at all times during which any of the shares of Series A Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or authorized but unissued shares of Capital Stock, or both, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock pursuant to the terms of the Certificate of Designation, sufficient shares of Common Stock to provide for the issuance of the maximum number of shares issuable upon conversion of outstanding shares of Series A Preferred Stock;

          (ii) issue and cause the transfer agent to deliver such shares of Common Stock as required upon conversion of the shares of Series A Preferred Stock, and take all actions necessary to ensure that all such shares will, when issued and paid for pursuant to the conversion of the shares of Series A Preferred Stock, be duly and validly issued, fully paid and nonassessable; and

          (iii) if any shares of Common Stock reserved for the purpose of issuance upon conversion of the shares of Series A Preferred Stock require registration with or approval of any Governmental Authority under any Applicable Law before such shares may be validly issued or delivered, secure such registration or approval, as the case may be, and maintain such registration or approval in effect so long as so required.

          SECTION 5.2. Use of Proceeds. The Company shall use the proceeds from the Issuance for working capital and other corporate purposes of the Company.

          SECTION 5.3. Listing of Shares. The Company shall cause the Conversion Shares to be listed or otherwise eligible for trading on the New York Stock Exchange or such other national securities exchange on which constitutes the principal trading U.S. market for the Common Stock.

          SECTION 5.4. Periodic Information. For so long as the shares of Series A Preferred Stock or any Conversion Shares are outstanding the Company shall file all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act and shall provide, on request, the holders of the shares of Series A Preferred Stock and the Conversion Shares and prospective purchasers of such shares with the information specified in Rule 144A(d) under the Securities Act.

          SECTION 5.5. Legends. So long as applicable, each certificate representing any portion of the shares of Series A Preferred Stock, the Conversion Shares shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

After the above requirement for a legend is no longer applicable because the shares of Series A Preferred Stock are freely transferable under the Securities Act, the Company shall remove such legend upon request from a holder of such shares of Series A Preferred Stock, if outside counsel for such holder reasonably determines that the transfer of such shares of Series A Preferred Stock is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

          SECTION 5.6. Conversion Price. The Company shall give prompt Notice to the Purchasers of the determination of the Initial Conversion Price.

          SECTION 5.7. Registration Rights. The Company acknowledges and agrees that the parties intend that the Common Stock issued upon conversion of the Series A Preferred Stock constitute "Registrable Securities" for purposes of the Securityholders Agreement. In the event that the Amendment proves to be ineffective for any reason, the Company agrees that to the maximum extent permitted under applicable law, the Holders shall have registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock as nearly equivalent to those granted to Registrable Securities under the Securityholders Agreement as is possible.

          SECTION 5.8. Notice to Holders. The Company shall mail notice to holders of the Common Stock of the Company pursuant to Paragraph 312.05 of the New York Stock Exchange Listed Company Manual within two days after the Closing Date and shall give prompt Notice to the Purchasers that such notice has been mailed.

                                  ARTICLE VI

                          COVENANTS OF EACH PURCHASER
                          ---------------------------

          SECTION 6.1.  Agreement to Take Necessary and Desirable Actions.
Each Purchaser shall subject to the satisfaction of the conditions set forth in
Section 7.2, execute and deliver each of the Equity Documents to which it is a party.

          SECTION 6.2. Restrictions on Transfer. No Purchaser shall sell, assign, transfer, pledge, hypothecate, deposit in a voting trust or otherwise dispose of any portion of the shares of Series A Preferred Stock or the Conversion Shares (any such disposition, a "Share Transfer"), other than (a) to a Permitted Transferee of such Purchaser that has agreed in writing (each, a "Permitted Transferee Agreement") to be bound by the terms and provisions of this Section 6.2 to the same extent that such Purchaser would be bound if it beneficially owned the shares of Series A Preferred Stock transferred to such Permitted Transferee or (b) (i) in any transaction in compliance with Rule 144 under the Securities Act or any successor rule or regulation, (ii) in a transaction exempt from the registration requirements of the Securities Act or
(iii) pursuant to a registration statement. Such Purchaser shall promptly notify the Company of any Share Transfer to a Permitted Transferee of such Purchaser, which notification shall include a Permitted Transferee Agreement executed by each Permitted Transferee of such Purchaser to whom any shares of Series A Preferred Stock have been transferred.

          SECTION 6.3. Conversion Agreement. Each Purchaser agrees that, notwithstanding any provision of the Certificate of Designation, it will not convert any share of Series A Preferred Stock prior to ten days after the Company mails notice to the holders of the Common Stock of the Company pursuant to Paragraph 312.05 of the New York Stock Exchange Listed Company Manual.

                                  ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

          SECTION 7.1. Conditions to the Company's Obligations. The obligations of the Company with respect to Purchasers required to be performed on the Closing Date shall be subject to the satisfaction or waiver in writing, at or prior to the Closing, of the following conditions:

          (a) The representations and warranties of each Purchaser contained in this Agreement which are qualified by any "materiality", "material adverse effect" or any similar qualifier shall be true and correct in all respects and the representations and warranties of such Purchaser which are not so qualified shall be true and correct in all material respects, in each case on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date.

          (b) Each of the Equity Documents to which a Purchaser is a party shall have been executed and delivered by such Purchaser. Each Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants contained in this Agreement and the Equity Documents to be performed and complied with by such Purchaser at or prior to the Closing Date.

          (c) No provision of any Applicable Law, injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

          (d) The Company shall have received the required consent of the senior lenders under the Credit Agreement to the Transactions.

          (e) All approvals of the disinterested directors of the Company and any approvals and consents of all court, governmental, agencies and third-parties necessary in connection with the issuance of the Series A Preferred Stock shall have been received and shall be in full force and effect and all applicable waiting periods shall have expired without any action being taken by any applicable authority.

          SECTION 7.2. Conditions to Purchaser's Obligations. The obligations of each Purchaser required to be performed on the Closing Date shall be subject to the satisfaction or waiver in writing of the following conditions:

          (a) On or prior to the Closing Date, the representations and warranties of the Company contained in this Agreement which are qualified by any "materiality", "material adverse effect" or any similar qualifier shall be true and correct in all respects and the representations and warranties of the Company which are not so qualified shall be true and correct in all material respects, in each case on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date.

          (b) On or prior to the Closing Date, no provision of any Applicable Law, injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

          (c) On or prior to the Closing Date, the Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware and the Certificate of Designation shall have been accepted for filing.

          (d) On or prior to the Closing Date, the Effective Date shall have occurred under and as defined in the Consent Solicitation Statement.

          (e) On or prior to the Closing Date, the Company shall have delivered to Purchaser a certificate executed by it or on its behalf by duly authorized representative, dated the Closing Date, to the effect that each of the conditions specified in this Section 7.2 (other than 7.2(h) or (j)) has been satisfied.

          (f) On or prior to the Closing Date, each of the Equity Documents shall have been executed and delivered by the Company, and each of the Equity Documents shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with prior written consent of the Purchasers. All covenants, agreements and conditions contained in the Equity Documents where are to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

          (g) On or prior to the Closing Date, Purchasers shall have received an opinion of counsel to the Company, dated the Closing Date, and addressed to Purchasers, in form and substance reasonably acceptable to Purchasers.

          (h) Except as set forth on the Company Disclosure Schedules attached hereto, on or prior to the Closing Date, there shall not have occurred any event, circumstance, condition, fact, effect or other matter which the Purchasers reasonably believe has had or could reasonably be expected to have a Material Adverse Effect or any development concerning a prospective material adverse change (x) on the condition (financial or otherwise), business, shareholders' equity, the Issuance, properties, assets, liabilities, operations, results of operations or prospects of the Company and its Subsidiaries, taken as a whole or (y) on the ability of the Company to perform on a timely basis any material obligation under this Agreement or to consummate the Issuance contemplated hereby.

          (i) On or prior to the Closing Date, there shall not have occurred any material change in the Capital Stock or long-term debt of the Company and its Subsidiaries, taken as a whole.

          (j) All matters relating to the Equity Documents, the Consent Solicitation Statement and the definitive documentation contemplated hereby or thereby, and the transactions contemplated hereby or thereby, shall be reasonably satisfactory to the Purchasers in all respects.

          (k) All approvals of the disinterested directors of the Company and any approvals and consents of all court, governmental, agencies and third-parties necessary in connection with the issuance of the Series A Preferred Stock shall have been received and shall be in full force and effect and all applicable waiting periods shall have expired without any action being taken by any applicable authority.

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

          SECTION 8.1. Survival; Indemnification. (a) All representations, warranties and covenants contained in this Agreement or in any certificate delivered in connection with the Closing shall survive the Closing for 18 months (except covenants that are required to be performed after the Closing Date and the representations contained in Sections 3.1, 3.2, 3.3 and 3.4, which shall survive indefinitely). Notwithstanding the foregoing, with respect to claims asserted pursuant to this Section 8.1 before the expiration of the applicable representation or warranty, such claims shall survive until the date they are finally adjudicated or otherwise resolved.

          (b) The Company agrees to indemnify and hold harmless each Purchaser, each Purchaser Affiliate and each of their respective representatives, heirs, successors and assigns (each an "indemnified person") on an after-tax basis, from and against (and to reimburse each indemnified person as the same are incurred) any and all losses (including, but not limited to, impairment of the value of the shares of Series A Preferred Stock as of the date such loss first becomes known) claims, damages, liabilities, costs and expenses (collectively, "Losses") to which any indemnified person may become subject or which any indemnified person may incur based upon, arising out of, or in connection with
(i) a breach of any representation or warranty of this Agreement by the Company,
(ii) any breach of any covenant or agreement contained herein by the Company or
(iii) any claim, litigation, investigation or proceeding brought by or on behalf of any Person other than the Company relating to the Issuance, and to reimburse each indemnified person upon demand for any reasonable legal or other reasonable out of pocket expenses incurred in connection with investigating or defending any of the foregoing, provided that the aggregate liability of the Company for indemnification claims under this Section 8 shall not exceed the aggregate purchase price hereunder.

          (c) If a Person entitled to indemnity hereunder (an "Indemnified Party") asserts that the Company (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 8.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall notify the Indemnifying Party promptly and shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceedings, including making available any information, documents and things in the possession of the Indemnified Party. Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure or delay.

          (d) In fulfilling its obligations under this Section 8.1, after the Indemnifying Party has provided each Indemnified Party with a written notice of its acceptance of liability under this Section 8.1, as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion reasonably deem appropriate; provided, that
(i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party will not consent to any settlement or entry of judgment imposing any obligations on any other party hereto other than financial obligations for which such party will be indemnified hereunder, unless such party has consented in writing to such settlement or judgment (which consent may be given or withheld in its sole discretion) and
(iii) the Indemnifying Party will not consent to any settlement or entry of judgment unless, in connection therewith, the Indemnifying Party obtains a full and unconditional release of the Indemnified Party from all liability with respect to such suit, action, investigation claim or proceeding. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding, which participation shall be at the expense of the Indemnifying Party, if (i) on the advice of counsel to the Indemnified Party use of counsel of the Indemnifying Party's choice could be expected to give rise to a material conflict of interest, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, (iii) if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense or (iv) such action shall seek relief other than monetary damages against the Indemnified Party.

          (e) The Company and the Purchasers agree that any payment of Losses made hereunder will be treated by the parties on their tax returns as an adjustment to the Purchase Price. If, notwithstanding such treatment by the parties, a final determination with respect to the Indemnified Party or any of its affiliates causes any such payment not to be treated as an adjustment to Purchase Price, then the Indemnifying Party shall indemnify the Indemnified Party for any taxes payable by the Indemnified Party or any subsidiary by reason of the receipt of such payment (including any payments under this 8.1(e)), determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction.

          (f) The obligations of the Indemnifying Party under this Section 8.1 shall survive the transfer or conversion of the shares of Series A Preferred Stock and the Common Stock issued upon the conversion or exercise thereof, or the closing or termination of any Equity Document. This Section 8 shall be the sole and exclusive remedy for any and all Losses sustained or incurred by the Purchasers or their respective successors and assigns (whether for claims based in contract, tort or otherwise but excluding any Losses arising from a breach of Sections 5.1, 5.3, 5.4 or 5.7 or the Securityholders Agreement) resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement or otherwise relating to this Agreement.

          SECTION 8.2. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service. Notices shall be delivered as follows:

          If to the Company:

               Aurora Foods Inc.
               1000 St. Louis Union Station
               Suite 300
               St. Louis, Missouri  63103
               Attn:  Christopher T. Sortwell
               Telephone:  (314) 241-0303
               Fax:  (314) 802-4142

          with a copy to:

               Ropes & Gray
               One International Place
               Boston, Massachusetts  02110-2624
               Attn: Lauren Norton, Esq.
               Telephone:  (617) 951-7390
               Fax:  (617) 951-7050

          if to any Purchaser, to such Purchaser at its address as set forth on

Schedule A:

          with a copy to:

               White & Case LLP
               1155 Avenue of the Americas
               New York, New York 10036
               Attn:  David E. Joyce, Esq.
               Telephone:  (212) 819-8332
               Fax:  (212) 354-8113

          SECTION 8.3. Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          SECTION 8.4. Termination. (a) This Agreement may be terminated as between the Company and the Purchasers (i) at any time prior to the Closing Date by mutual written agreement of the Company and Purchaser, or (ii) if the Closing shall not have occurred on or prior to December 31, 2000, by either the Company or the Purchasers, at any time after December 31, 2000, provided that the right to terminate this Agreement under this Section 8.4(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of or resulted in the failure of the Closing to occur on or before such date. Any party desiring to terminate this Agreement pursuant to clause 8.4(a)(ii) shall promptly give notice of such termination to the other party.

          (b) If this Agreement is terminated as between the Company and Purchaser, as permitted by Section 8.4(a), such termination shall be without liability of any party (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided, that if such termination shall result from the willful (a) failure of any party to fulfill a condition to the performance of the obligations of the other party, (b) failure to perform a covenant of this Agreement or (c) breach by any party hereto of any representation or warranty contained herein, such failing or breaching party shall be fully liable for any and all losses incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 8.2, 8.3, this Section 8.4, Sections 8.5, 8.8, 8.10, 8.11, 8.12, 8.13, 8.15, 8.17, and 8.18 shall survive any termination hereof pursuant to Section 8.4(a).

          SECTION 8.5. Entire Agreement. As between the Company and Purchaser this Agreement and the Equity Documents (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

          SECTION 8.6. Modifications and Amendments. No amendment, modification or termination of this Agreement as between the Company and Purchaser shall be binding unless executed in writing by the Company and each Purchaser intending to be bound thereby.

          SECTION 8.7. Waivers and Extensions. Any party to this Agreement may waive any condition, right, breach or default that such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

          SECTION 8.8. Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

          SECTION 8.9. Exhibits and Schedules. Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

          SECTION 8.10. Expenses. (a) All reasonable costs and expenses incurred by the Purchasers in connection with this Agreement and the Equity Documents and the transactions contemplated hereby or thereby shall be paid by the Company.

          (b) All reasonable costs and expenses incurred by the Purchasers in connection with the enforcement of this Agreement and the transactions contemplated by this Agreement shall be paid by the Company.

          SECTION 8.11. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of each Purchaser, and may not assigned or delegated by a Purchaser without the Company's prior written consent except that a Purchaser may assign any or all of its rights and obligations under this Agreement to any one or more of its Affiliates. Any assignment or delegation of rights, duties or obligations hereunder made by the Company without the prior written consent of each Purchaser, shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than the parties hereto, except as expressly set forth in Section 8.1, this Section 8.11 or Section 8.17.

          SECTION 8.12. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          SECTION 8.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          SECTION 8.14. Further Assurances. As between the Company and Purchasers, each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to Purchasers the shares of Series A Preferred Stock to be purchased by them hereunder.

          SECTION 8.15. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

          SECTION 8.16. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that as between the Company and Purchasers any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement as between the Company and Purchasers or prevent any violation hereof, and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

          SECTION 8.17. No Purchaser Affiliate Liability. No Purchaser Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby.

          SECTION 8.18. Several Liability. All obligations of the Purchasers hereunder shall be several and not joint. If any Purchaser fails to purchase shares of Series A Preferred Stock hereunder or otherwise defaults on any liability or obligation under this Agreement, no other Purchaser will have any obligation to purchase any such shares of Series A Preferred Stock or take or refrain from taking any action on account of such defaulting Purchaser.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 AURORA FOODS INC.

                                 By: /s/ Christopher T. Sortwell
                                     ---------------------------------
                                     Title: CFO, Secretary, and E.V.P.

                                 MCCOWN DE LEEUW & CO. III, L.P.

                                    By: MDC Management Company III, L.P.,
                                        Its General Partner

                                 By: /s/ David De Leeuw
                                     ----------------------
                                     Title: Managing Director

                                 MCCOWN DE LEEUW & CO. III (EUROPE), L.P.

                                    By: MDC Management Company III, L.P.,
                                        Its General Partner

                                 By: /s/ David De Leeuw
                                     ----------------------
                                     Title: Managing Director

                                 MCCOWN DE LEEUW & CO. III (ASIA), L.P.

                                    By: MDC Management Company IIIA, L.P.,
                                        Its General Partner

                                 By: /s/ David De Leeuw
                                     ----------------------
                                     Title: Managing Director

                                 GAMMA FUND LLC

                                 By: /s/ David De Leeuw
                                     ----------------------
                                     Title: Managing Member

                                 MCCOWN DE LEEUW & CO. IV, L.P.

                                    By: MDC Management Company IV, L.P.,
                                        Its General Partner


                                 By: /s/ David De Leeuw
                                     ----------------------
                                     Title: Managing Director

                                 DELTA FUND LLC

                                 By: /s/ David De Leeuw
                                     ----------------------
                                     Title: Managing Member

                                 MCCOWN DE LEEUW & CO. IV Associates, L.P.

                                    By: MDC Management Company IV, L.P.,
                                        Its General Partner


                                 By: /s/ David De Leeuw
                                     ----------------------
                                     Title: Managing Member

                                 FENWAY PARTNERS CAPITAL FUND II, L.P.

                                    By: Fenway Partners II, LLC,
                                        Its General Partner

                                        By: Fenway Partners Management, Inc.,
                                            Its General Partner

                                        By: /s/ Andrea Geisser
                                            ---------------------
                                            Title: Vice President

                                 UBS Capital LLC

                                 By: /s/ Marc Unger
                                     -----------------------
                                     Title: Attorney in Fact

                                 By: /s/ Michael Greene
                                     -----------------------
                                     Title: Attorney in Fact

                                                                      Schedule A
                                                                      ----------

                                  PURCHASERS
                                  ----------

----------------------------------------------------------------------------------------------------------------------
                                                                               Shares of Series A
                                                                               ------------------
         Purchaser                              Address                         Preferred Stock         Purchase Price
         ---------                              -------                         ---------------         --------------

----------------------------------------------------------------------------------------------------------------------
McCown De Leeuw & Co. III, L.P.           3000 Sand Hill Road                       621,919             $ 2,487,676
                                          Building 3, Suite 290
                                          Menlo Park, CA  94025

----------------------------------------------------------------------------------------------------------------------
McCown De Leeuw & Co. III                 3000 Sand Hill Road                        44,152             $   176,608
 (Europe), L.P.                           Building 3, Suite 290
                                          Menlo Park, CA  94025

----------------------------------------------------------------------------------------------------------------------
McCown De Leeuw & Co. III                 3000 Sand Hill Road                        10,347             $    41,388
 (Asia), L.P.                             Building 3, Suite 290
                                          Menlo Park, CA  94025

----------------------------------------------------------------------------------------------------------------------
Gamma Fund LLC                            3000 Sand Hill Road                        13,453             $    53,812
                                          Building 3, Suite 290
                                          Menlo Park, CA  94025

----------------------------------------------------------------------------------------------------------------------
McCown De Leeuw & Co. IV, L.P.            3000 Sand Hill Road                       620,633             $ 2,482,532
                                          Building 3, Suite 290
                                          Menlo Park, CA  94025

----------------------------------------------------------------------------------------------------------------------
Delta Fund LLC                            3000 Sand Hill Road                        10,051             $    40,204
                                          Building 3, Suite 290
                                          Menlo Park, CA  94025

----------------------------------------------------------------------------------------------------------------------

                                                                      Schedule A
                                                                          Page 2

----------------------------------------------------------------------------------------------------------------------
                                                                               Shares of Series A
                                                                               ------------------
         Purchaser                              Address                         Preferred Stock         Purchase Price
         ---------                              -------                         ---------------         --------------

----------------------------------------------------------------------------------------------------------------------
McCown De Leeuw & Co. IV                  3000 Sand Hill Road                        13,087             $    52,348
 Associates, L.P.                         Building 3, Suite 290
                                          Menlo Park, CA  94025

----------------------------------------------------------------------------------------------------------------------
Fenway Partners Capital                   c/o Fenway Partners, Inc.               1,967,193             $ 7,868,772
 Fund II, L.P.                            152 West 57th Street
                                          59th Floor
                                          New York, NY  10019

----------------------------------------------------------------------------------------------------------------------
UBS Capital LLC                           299 Park Avenue                           449,165             $ 1,796,660
                                          New York, NY  10171

----------------------------------------------------------------------------------------------------------------------
Total                                                                             3,750,000             $15,000,000
                                                                                  =========             ===========
----------------------------------------------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I

     DEFINITIONS...........................................................    1

ARTICLE II

SALE AND PURCHASE..........................................................    6
     SECTION 2.1.  Agreement to Sell and to Purchase; Purchase Price.......    6
     SECTION 2.2.  Closing.................................................    6

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................    7
     SECTION 3.1.  Organization and Good Standing..........................    7
     SECTION 3.2.  Capital Stock...........................................    7
     SECTION 3.3.  Authorization; Enforceability...........................    8
     SECTION 3.4.  No Violation; Consents..................................    8
     SECTION 3.5.  Commission Filings; Financial Statements................    9
     SECTION 3.6.  No Material Adverse Changes.............................    9
     SECTION 3.7.  Private Offering........................................    9
     SECTION 3.8.  Litigation..............................................   10
     SECTION 3.9.  Permits and Licenses....................................   10
     SECTION 3.10.  Title to Assets........................................   10
     SECTION 3.11.  Investment Company.....................................   11
     SECTION 3.12.  State Takeover Statutes................................   11
     SECTION 3.13.  Intellectual Property, etc.............................   11
     SECTION 3.14.  Compliance with Statutes, etc..........................   11
     SECTION 3.15.  Labor Relations........................................   11
     SECTION 3.16.  Tax Returns and Payments...............................   12
     SECTION 3.17.  No Default.............................................   12

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER...........................   12
     SECTION 4.1.  Investment Intent.......................................   12

                                      (i)

                                                                            Page
                                                                            ----
     SECTION 4.2.  Authorization...........................................   12
     SECTION 4.3.  Enforceability..........................................   13
     SECTION 4.4.  Private Placement.......................................   13

ARTICLE V

COVENANTS APPLICABLE TO THE COMPANY WHILE THE SERIES A PREFERRED STOCK
AND/OR REGISTRABLE SECURITIES ARE HELD BY THE PURCHASERS...................   14
     SECTION 5.1.  Reservation of Shares...................................   14
     SECTION 5.2.  Use of Proceeds.........................................   14
     SECTION 5.3.  Listing of Shares.......................................   14
     SECTION 5.4.  Periodic Information....................................   14
     SECTION 5.5.  Legends.................................................   15
     SECTION 5.6.  Conversion Price........................................   15
     SECTION 5.7.  Registration Rights.....................................   15
     SECTION 5.8.  Notice to Holders.......................................   15

ARTICLE VI

COVENANTS OF EACH PURCHASER................................................   15
     SECTION 6.1.  Agreement to Take Necessary and Desirable Actions.......   15
     SECTION 6.2.  Restrictions on Transfer................................   16
     SECTION 6.3.  Conversion Agreement....................................   16

ARTICLE VII

CONDITIONS PRECEDENT TO CLOSING............................................   16
     SECTION 7.1.  Conditions to the Company's Obligations.................   16
     SECTION 7.2.  Conditions to Purchaser's Obligations...................   17

ARTICLE VIII

MISCELLANEOUS..............................................................   18
     SECTION 8.1.  Survival; Indemnification...............................   18
     SECTION 8.2.  Notices.................................................   20
     SECTION 8.3.  Governing Law...........................................   21
     SECTION 8.4.  Termination.............................................   21
     SECTION 8.5.  Entire Agreement........................................   22
     SECTION 8.6.  Modifications and Amendments............................   22
     SECTION 8.7.  Waivers and Extensions..................................   22
     SECTION 8.8.  Titles and Headings.....................................   22
     SECTION 8.9.  Exhibits and Schedules..................................   22



                                      (ii)

                                                                            Page
                                                                            ----
     SECTION 8.10.  Expenses...............................................   22
     SECTION 8.11.  Assignment; No Third Party Beneficiaries...............   23
     SECTION 8.12.  Severability...........................................   23
     SECTION 8.13.  Counterparts...........................................   23
     SECTION 8.14.  Further Assurances.....................................   23
     SECTION 8.15.  Remedies Cumulative....................................   23
     SECTION 8.16.  Specific Performance...................................   23
     SECTION 8.17.  No Purchaser Affiliate Liability.......................   24
     SECTION 8.18.  Several Liability......................................   24




     Schedule A     Purchasers
     Schedule 3.6   Material Adverse Changes

     Exhibit A      Amendment
     Exhibit B      Certificate of Designation
     Exhibit C      Securityholders Agreement


                                      (iii)